Exhibit 10.24

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (i) NOT MATERIAL, AND (ii) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. REDACTED MATERIAL IS MARKED WITH A [***].

Purchase and Sale Contract

Contract Number:

Party A (Buyer): Inner Mongolia YanGuFang Whole Grain Industry Development Co., Ltd.

Legal representative: Junguo He

Room 202 , Whole Grain Ecological Science and Technology Park, YanGuFang, District E , Golden Triangle Development Zone, Wuchuan County, Hohhot City, Inner Mongolia Autonomous Region

Party B (Seller): [***]

Legal representative: [***]

Address: [***]

(One of the above parties is referred to as the "Party", collectively as the " Parties ")

In accordance with the provisions of the Civil Code and relevant laws and regulations, both parties shall, in accordance with the principles of friendly cooperation and consensus, and purchase oat germ rice products from Party A and its affiliates in self-operated stores and third parties under the name of Party A. Relevant matters related to online and self -operated APP platform sales are reached as follows:

Article 1 Definitions

1.1 " Product " or "Goods" means either or both Contract Products or Specialty Products collectively, unless the context otherwise requires.

1.2 " Contract Product " means the product specified in the mutually agreed order.

1.3 " Special product " is designed by Party A , owns the intellectual property rights related to the design, needs to be produced by Party B and can only be provided to Party A in this contract.

1.4 "Order" refers to the document issued by Party A to Party B in accordance with the provisions of this contract and confirmed by Party B to complete the delivery to Party A and perform the corresponding obligations in accordance with its content. Unless otherwise stipulated in the order, the order shall be subject to and form an integral part of this contract, and matters not covered or specified in it shall be executed in accordance with the provisions of this contract.

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1.5 " Delivery Lot ": The same product of the same order number delivered at one time.

1.6 " Intellectual Property Rights " for the purposes of this contract includes, but is not limited to, trademarks, patents, copyrights (copyrights), Tech secret (know-how), business information, materials, logos, marks, promotional language, appearance, confidential material or information, Advertisements, trade names and other rights that belong to one party's exclusive or/and have not entered the public domain, and such rights can be protected in accordance with Chinese laws.

1.7 " Total Contract Amount ": refers to the sum of the order amount issued by Party A to Party B after the signing of this contract.

Article 2 Order

2.1 Party A shall place a purchase order with Party B, and shall indicate the specific purchase product model, quantity, price, and delivery location on the order. Party B shall be responsible for delivering the products to the place designated by Party A, and Party B shall bear the relevant transportation costs.

2.2 After Party A issues a separate purchase order to Party B, Party B must confirm and return (reply) to Party A by fax, EMS (Express Mail Service), registered mail, email, etc. within 3 working days, otherwise the order is deemed to have been accepted by the seller by default, and Party B must perform the obligations specified in the order. The order replied by Party B shall not have any changes, otherwise it shall be deemed that Party B does not accept Party A's order. Unless Party A expressly accepts Party B's change of the order in writing, Party B shall be responsible for the breach of contract for changing the order by itself.

2.3 Change and Cancellation of Purchase Order: Both parties agree that in order to adapt to changes in the buyer's needs, Party A has the right to notify Party B 2 days before delivery, including but not limited to the specifications, technical standards, specifications determined in the order and contract. If the purchase quantity, purchase price and delivery time are changed or the order is cancelled, Party B shall deliver the products in a timely and sufficient quantity in accordance with Party A's new requirements, and Party A shall not be obliged to bear any responsibility for breach of contract to the seller for this change.

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Article 3 Contract Price and Optimum

3.1 Party B guarantees that the price of the products it provides to Party A is the best (that is, Party B guarantees that the price of its contract products is not higher than the minimum price that Party B gives to other customers).

3.2 When the actual price of the product is lower than the order price due to changes in market conditions, Party B must adjust the price to the lowest price in the market, and the new price applies to all products that Party A has not paid for. When the actual price of the product is higher than the order price due to changes in market conditions, Party A has the right to require Party B to fulfill the original order price.

3.3 Buyers and sellers communicate and adjust prices regularly.

3.4 When Party A finds that the price of products supplied by Party B to Party A is not optimal, Party A may request Party B to apply the optimal price to all orders issued by Party A after the day when Party B provides the optimal price to a third party, and also Party B may be required to assume the liability for breach of contract based on 50% of the above-mentioned balance of all orders.

Article 4 Packaging , Delivery, Acceptance and Quality Assurance

4.1 The packaging of the products delivered by Party B should comply with national and industry packaging standards, and be suitable for long-distance air/car or sea transportation (depending on the mode of transportation) and climate changes, resist moisture and vibration, withstand extrusion, and depend on the characteristics of the product. Take other measures sufficient to prevent damage and loss of the product during transportation and loading and unloading. Party B shall be responsible for the damage and expense of any commodities caused by substandard packaging, and shall also be responsible for the losses caused by insufficient and substandard packaging protective measures. If the delivery cannot be completed on time due to substandard packaging, Party B shall be liable for compensation in accordance with the delay in delivery.

4.2 Party B shall deliver the products to the place designated by Party A in the form of logistics consignment according to the time specified by Party A : [***], contact person: Mr. Zhang, contact number: [***]. Delivery date is the actual date of receipt by Party A shall prevail, and Party B shall bear the corresponding logistics costs and loading and unloading costs.

4.3 The ownership of the product shall be reserved by Party B before delivery, and the risk of product loss and damage shall be borne by it. After delivery, the ownership of the product shall be enjoyed by Party A, and the risk of loss and damage to the product shall be borne by Party A, but the transfer of ownership and risk responsibility does not exempt Party B from the failure, damage or loss of the product due to its own reasons or inherent defects of the product. responsibilities that should be assumed.

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4.4. Party A shall organize relevant personnel to check and accept the product within one working day from the date of receipt of the product. If the acceptance does not meet the requirements, Party A has the right to return the goods and Party B shall be liable for breach of contract. If Party A fails to raise a written objection within the prescribed time limit, it shall be deemed that the products delivered by Party B conform to the contract. After Party B receives the written objection from Party A, it shall be responsible for handling it within one working day;

4.5. Party A only conducts preliminary inspection on the quantity, specification, model and appearance of the product, and passing the preliminary inspection does not mean that Party B is exempted from the potential quality problems of the product. If the products provided by Party B cause damage to Party A, the distributors or consumers that Party A cooperates with, or cause food poisoning, Party B shall be fully responsible for legal and economic compensation.

Article 5 Rights and Obligations of Party B

5.1. Party B promises that it has the right to sell the product to Party A. When Party A is subject to a third party's claim and pursues its breach of contract or tort liability due to Party B's sales behavior, Party B shall bear all responsibilities and compensate Party A for all losses. Party B promises not to sell the products sold to Party A to any third party. If Party B violates this agreement, Party A has the right to require Party B to bear the responsibility for breach of contract and compensate Party A for all losses.

5.2 Party B shall ensure that the products of this contract meet the relevant national standards, industry standards and the requirements stipulated in this contract. In case of quality problems of the products, they should be solved in time. If it is confirmed that the products do not meet the above requirements due to Party B's reasons, Party B must return and exchange for free. Party B shall bear the relevant expenses (including but not limited to the transportation costs of the agreed products, compensation to customers and punishment by the state administrative agency, etc.).

5.3 Party B shall ensure that the intellectual property rights of relevant materials or products provided to Party A are legal and do not infringe the rights or interests of third parties. If Party A infringes the intellectual property rights of any third party due to Party B's products, Party B shall bear all responsibilities and compensate All losses of Party A (including but not limited to liquidated damages, litigation or arbitration fees, attorney fees, compensation, fines).

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5.4 Party B guarantees that any product provided to Party A is legal, that Party B has the right to sell it and does not set any obligations (including but not limited to mortgage and lien) on it, otherwise all losses caused, to Party A, shall be all born by Party B.

5.5 The remill be bornaining shelf life of the product provided by Party B when it is delivered to Party A shall not be less than two-thirds of the shelf life of the product, otherwise Party A has the right to refuse to accept it.

5.6 If the products provided by Party B are subject to random inspection by relevant government management agencies, relevant test reports and production license qualifications shall be provided, and Party B shall fully cooperate.

Article 6 Rights and obligations of Party A

6.1 Party A shall inspect the products within the agreed acceptance period, and pay the purchase price in accordance with this contract.

6.2 Party A shall actively promote Party B's products, promote the sales of Party B's products, and remind buyers to use the products reasonably according to the product instructions or the nature of the product.

6.3 Party A shall protect Party B's goodwill from being affected. When knowing that a third-party attacks Party B and its products or spreads inappropriate remarks, it shall notify Party B in a timely manner, and cooperate with Party B to take various actions.

6.4 Party A has the right to entrust a third-party agency to conduct random inspection and testing of Party B's products, and Party B shall cooperate. If the third-party testing agency detects that the product does not meet the standard or is judged to be unqualified, Party B shall bear the sampling inspection fee and bear the corresponding responsibility.

Article 7 Payment Terms

7.1 The two parties shall reconcile the accounts according to the natural month. After the reconciliation is correct, Party A shall notify Party B to issue a special VAT invoice, and Party A shall pay the payment to Party B after receiving the invoice.

7.2. The payment for goods shall be settled in accordance with the following (3) provisions.

(1) Cash or cash check settlement.

(2) Settlement by bank wire transfer or bank draft.

(3) Bank transfer settlement.

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7.3. Invoice type: Invoice type shall be handled in accordance with the following (2).

(1) General VAT invoice.

(2) Special VAT invoices.

7.4 When making payment, Party A has the right to directly deduct the liquidated damages that should be paid to Party A due to the breach of contract by Party B or the corresponding amount that should be compensated to Party A.

7.5 Party B is obliged to check accounts with Party A on a regular basis.

Article 8 Term , Termination and Subsequent

8.1 This contract is valid from January 1 , 2022 to December 31 , 2022. It will take effect from the date when the legal representatives or authorized representatives of both parties sign and affix the official seal (or the special seal of the contract).

8.2 This contract may be terminated or cancelled early in the following circumstances:

(1) Both parties agree to terminate this contract in advance;

(2) One party has been declared bankrupt, entered into liquidation, or has been punished by other government agencies, making it impossible or unable to perform its responsibilities or obligations under this contract or to perform the corresponding qualifications or licenses or quality, technology, and standard management necessary for this contract. If the institution cancels its certification or is cancelled, revoked or not extended, the other party may cancel this contract;

(3) If the quality of Party B's products does not meet the requirements, and fails to achieve the purpose of the contract; or if a food safety accident is caused by Party B's products, Party A may unilaterally terminate the contract, and this contract will be terminated after Party A's written notice of termination of the contract reaches Party B..

(4) Force majeure occurs and the purpose of the contract cannot be achieved.

(5) Other circumstances in which the contract can be terminated according to the law.

Article 9 Liability for breach of contract

9.1 Party B has the right to refuse to accept the delivery if Party B is overdue, and Party B shall pay Party A liquidated damages for overdue delivery according to 30% of the payment for overdue delivery, and compensate Party A for the losses suffered thereby. If the overdue exceeds four working days, Party A shall have the right to terminate the contract or cancel the current order and claim against Party B for the losses suffered.

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9.2 If Party A makes overdue payment, it shall pay Party B a penalty for overdue payment calculated on the basis of 5/10,000 of the overdue payment amount per day.

9.3 Since the quality of the products delivered by Party B does not meet the requirements of the law and this contract, Party A has the right to cancel this contract and the corresponding order, in addition to assuming responsibility in accordance with Article 5.2 of this contract, and the remaining amount does not need to be paid, and can ask Party B to return the All payment for the order, and require Party B to assume the responsibility for breach of contract at 4% of the total order amount.

9.4 If Party B unilaterally cancels the order or terminates this contract, Party A has the right not to pay the remaining amount, asks Party B to return all the paid amount of the order, and asks Party B to bear the responsibility for breach of contract according to 30% of the order amount.

9.5 Party B guarantees that the products it provides to Party A have no property rights disputes. In the event of property rights disputes, Party B shall bear all the responsibilities. Party A has the right to terminate this contract in advance, and requires Party B to refund the full payment and 30% of the total contract amount and assume responsibility for breach of contract.

9.6 If Party B violates the confidentiality agreement of this contract, Party A may terminate this contract and require Party B to bear the responsibility for breach of contract at 30% of the total contract amount.

9.7. If one party violates this contract, unless otherwise agreed in this contract, the breaching party shall bear the responsibility for breach of contract, pay liquidated damages or compensate the observant party for all losses.

Article 10 Force Majeure

10.1 Force majeure refers to objective situations that cannot be foreseen, avoided or overcome, including but not limited to wars, floods, fires, typhoons and earthquakes.

10.2 If the contract cannot be performed due to force majeure, the liability for breach of contract may be partially or completely exempted according to the impact of the force majeure, but the liability cannot be exempted if force majeure occurs due to delayed performance.

10.3 The party affected by the force majeure shall notify the other party of the occurrence of the force majeure incident by fax or email as soon as possible, and submit the certification documents issued by the relevant authorities to the other party for confirmation by express mail within ten days from the date of the occurrence of the force majeure.

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10.4 If the force majeure event results in the inability to perform this contract for more than 30 days, both parties may terminate this contract.

Article 11 Confidentiality and Exclusivity

11.1 The buyer and the seller have an indefinite obligation to keep confidential the business secrets of the other party and the contents of this contract and its annexes in the process of conclusion and performance of this contract, and shall not disclose, use by themselves, or allow a third party to use them.

11.2 The use of the other party's trade secrets by one party is limited to the performance of this contract, and the disclosure of the trade secrets and the contents of this contract and its appendices to employees who must know it.

11.3 The buyer and the seller shall undertake the obligation to keep information and technical secrets to each other, and shall not disclose the secret information and materials to any third party. Party B undertakes to exclusively manufacture Party A's special products for Party A, and Party B shall not use it by itself under any circumstances, shall not sell or transfer or distribute the special products to any third party, and shall not engage in any other kind of behavior equivalent to the above behavior. Activity. Party B shall not disclose to any third party in whole or in part any materials, information, samples (including samples produced by Party B according to Party A's requirements) obtained from Party A or its designee. In violation of this article and this annex, Party A has the right to terminate this contract, and requires Party B to assume responsibility for breach of contract and compensate Party A for its losses.

Article 12 Dispute Resolution

12.1 The signing, validity, interpretation and execution of this contract and the settlement of disputes under this contract shall be governed by Chinese law.

12.2 All disputes arising from the implementation of this contract or related to this contract shall be resolved through friendly negotiation between the two parties.

Article 13 Other Provisions

13.1 This contract and the purchase orders, technical standards and mutual documents confirmed by both parties constitute a complete contract involving all matters of this contract.

13.2 Amendments or amendments to this contract or its annexes must be made in writing and signed by both parties, otherwise they will be invalid. The purchase order is an inseparable part of this contract as an attachment to this contract, and has the same effect as this contract.

13.3 For matters not covered in this contract, both parties may sign a supplementary contract, which has the same legal effect as this contract.

13.4 Both parties should confirm important matters in the incoming documents, and the intercourse documents must be signed by the authorized representative and stamped with the official seal (or the special seal of the contract) to be valid.

13.5 This agreement is made in duplicate, each party to the agreement holds one copy. Each agreement text has the same legal effect.

(No text below)

(This page is the signature page, no text)

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sign

Party A:
Inner Mongolia YanGuFang Whole Grain Industry
Development Co., Ltd. (Seal)

address
Contact
Contact Tel

Date: 12/30/2021

Party B [***](seal)
Contact
Contact Tel
Address

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Purchase order sample form

purchase order

buyer:	Supplier:
Contact:	Contact:
contact number:	contact number:
Fax :	fax
Due date :
Product Name Model Implementation Standard Specifications	Unit price (yuan) quantity (bag) amount (yuan)

Total payable:		¥0. 00

Order Date :	Shipping Date :
Purchaser's signature:	Supplier's signature:
Seal:	seal

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